COMPLETEL LOGO

NEWS RELEASE
Completel Europe N.V.               Investor Contact:
Kruisweg 609                        Stefan Sater, Director Investor Relations
2132 NA Hoofddorp                   Tel: +33 1 72 92 20 43
The Netherlands                     e-mail : s.sater@completel.fr
+31 20 666 1701
(ParisBourse: CTL; NASDAQ: CLTL)
May 27th, 2002


                 COMPLETEL ANNOUNCES DELISTING FROM NASDAQ;
                  EURONEXT PARIS LISTING TO BE MAINTAINED

PARIS, May 27, 2002 - Completel announced today it will voluntarily delist its Ordinary Shares from the Nasdaq National Market, effective at the start of trading on Friday, May 31, 2002. Completel reached this decision primarily as a result of the small number of record holders of the Ordinary Shares in the United States, the low trading volume of the Ordinary Shares on Nasdaq as compared to Euronext Paris, and the relatively high costs of continuing to be a reporting company under the U.S. securities laws. Completel intends to maintain its listing on Euronext Paris.

Currently, Completel's Ordinary Shares trade on Nasdaq in the form of Ordinary Shares of New York Registry ("New York Shares"). Following the delisting date, Completel anticipates that there will be little or no public market for its New York Shares. Moreover, as soon as practicable after the delisting, and in any event in connection with its previously announced recapitalization, Completel intends to terminate its status as a reporting company under US securities laws. The Company, however, intends to continue to make public quarterly and annual financial statements and related information.

Under the terms of the New York Shares, holders are entitled to convert their New York Shares into Ordinary Shares of Dutch Registry, the form in which trades in Completel's Ordinary Shares are settled on the French market. This conversion may be effected by presenting a written request for such exchange and surrendering the certificates representing the New York Shares at the offices of JPMorgan Chase Bank. As a courtesy to holders of Completel's New York Shares, the exchange fee for exchanging New York Shares into Ordinary Shares will be paid by Completel.

Additional information regarding the exchange of New York Shares for Dutch Shares can be obtained by contacting JPMorgan Chase Bank at 1-781-575-4328 or visiting their ADR market website at www.adr.com.

Completel Europe NV (ParisBourse: CTL; NASDAQ:CLTL).
Completel is a facilities-based provider of fiber optic local access telecommunications and Internet services to business end-users, carriers and ISPs with activities predominantly located in France.

NOTE:
Certain information in this press release constitutes "forward-looking statements" within the meaning of Section 21E of the U.S. Securities Exchange Act. These forward-looking statements are identified by their use of such words as "believes," "anticipates," "should," "expects," "forecast," "projects," and similar expressions. Such statements are based on the current expectations and assumptions of the management of Completel only, and Completel does not undertake to publicly update or revise these statements, whether as a result of new information, future events or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Completel's achievements to differ materially from those forecasted or suggested in this press release. The most important of these factors are Completel's potential inability to effect its recapitalization and reverse share split on the terms previously disclosed and the risk that Euronext Paris may decide to discontinue the listing of Completel's shares at some point in the future. For a more detailed discussion of the risks affecting the Company, please refer to Completel's prospectuses and 10-K,10-Q and 8-K reports filed with the U.S. Securities and Exchange Commission.

Paris office: Tour Egee, 9-11 allee de l'Arche, 92671 Courbevoie Cedex, FRANCE
                          Tel: +33 1 72 92 20 00
                             www.completel.com